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EXHIBIT 10

                          WHITEWING LABORATORIES, INC.
                       13743 Ventura Boulevard, Suite 200
                         Sherman Oaks, California 91423


January 31, 2002

Total Recycling Services
430 Victoria Terrace
Ridgefield, New Jersey 07657

Gentlemen:

When executed by both parties, this shall serve as a letter of intent (subject to the provisions of Section 8, below) for the acquisition by Whitewing Laboratories, Inc. ("Whitewing") of 100% of the stock of Total Filter Recycling, Inc. (d/b/a Total Recycling Services) ("TRS") on the following terms and conditions:

1. ACQUISITION BY WHITEWING OF 100% OF THE SHARES OF TRS. At a closing to be scheduled as soon as practicable (the "Closing"), Whitewing shall acquire 100% of the common stock of TRS (the "TRS Shares") owned by the owners of TRS Shares immediately prior to the Closing (the "TRS Shareholders") on the terms and conditions set forth in this letter of intent, and TRS shall become a wholly owned subsidiary of Whitewing. The purchase price for the TRS Shares (the "Purchase Price") will be that number of shares (approximately 28,000,000) of common stock of Whitewing ("Whitewing Shares") that shall equal 80% of the issued and outstanding Whitewing Shares upon the consummation of the transactions contemplated in this letter of intent. (There are approximately 7,000,000 Whitewing Shares currently issued and outstanding, and, upon the consummation of the transactions contemplated by this letter of intent, there will be approximately 35,000,000 Whitewing Shares issued and outstanding.) At the Closing, TRS shall deliver 1,400,000 TRS Shares (100% of the TRS Shares) to Whitewing, and Whitewing shall deliver the Purchase Price to the TRS Shareholders.

2. REPRESENTATIONS AND WARRANTIES OF WHITEWING. Whitewing shall represent and warrant to TRS (i) the capitalization of Whitewing; (ii) the balance sheet and income statements of Whitewing; (iii) the organization, good standing and authority of Whitewing; and (iv) that at the time of the Closing, Whitewing will have no less than $450,000 cash as well as a note whose principal balance on the date hereof is $194,839, and whose principal balance, assuming a payment scheduled to be made on February 10, 2002 is made, will be $189,656 at that date, and, to the best knowledge of the management of Whitewing, the outstanding principal balance of such note is collectible in full, along with accrued interest thereon.



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Total Recycling Services               2                        January 31, 2002



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3. REPRESENTATIONS AND WARRANTIES OF TRS AND THE TRS SHAREHOLDERS. There are
1,400,000 TRS Shares currently issued and outstanding, and, at the Closing date, there will be 1,400,000 TRS Shares issued and outstanding. TRS shall represent and warrant to Whitewing (i) the capitalization of TRS, (ii) the balance sheet and income statements of TRS (the "TRS Financial Statements") (iii) the organization, good standing and authority of TRS and (iv) there shall not have been any material adverse change in the financial condition of TRS between the date of the TRS Financial Statements and the date of the Closing.

4. CONDITIONS OF OBLIGATIONS OF WHITEWING. In addition to the customary conditions to Closing, the obligation of Whitewing to purchase and pay for the TRS Shares at the Closing is subject to (i) the delivery to Whitewing of audited financial statements of TRS and satisfaction of Whitewing with the financial condition of TRS as presented in such financial statements, (ii) the successful raising by TRS of $600,000 in either debt conversion to equity or new equity;
(iii) the prior approval of the transaction by the Whitewing shareholders; and
(iv) no material adverse change in the financial condition of TRS between the date of the TRS Financial Statements and the date of the Closing.

5. WHITEWING BOARD OF DIRECTORS. Upon the consummation of the transactions contemplated herein, all of the current members of the Whitewing Board of Directors shall resign, and the current shareholders of Whitewing shall be entitled to select one director on the new Whitewing Board of Directors.

6. REGISTRATION OF WHITEWING SHARES. After the consummation of the transactions contemplated herein, Whitewing will undertake to register pursuant to the Securities Act of 1933, within ninety days after the Closing, the Whitewing Shares owned by W-Net, Inc., Doug Jacobson and the current directors of Whitewing, and any Whitewing Shares sold or exchanged for cash or debt to third parties by TRS subsequent to January 1, 2002, and only those Whitewing Shares.

7. CONDITIONS PRECEDENT. The transactions contemplated by this letter of intent are subject to negotiation and execution of definitive agreements containing representations, warranties, covenants and other terms customary in agreements of this type. The parties agree in good faith to negotiate, finalize and execute the definitive agreement as soon as practicable.



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Total Recycling Services               3                        January 31, 2002




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8. GOVERNING LAW. This letter and the agreements contemplated herein shall be governed by the laws of the United States and the State of New Jersey.

If the foregoing correctly set forth our understanding please sign the enclosed copy of this letter of intent and return it to my attention.

Very truly yours,

WHITEWING LABORATORIES, INC.



By: /s/ Andrew T. Libby, Jr.
    ---------------------------------
    Chairman & President


Accepted and Agreed:
TOTAL FILTER RECYCLING, INC.
d/b/a TOTAL RECYCLING SERVICES


By: /s/ Andrew Latham - Pres.
    ---------------------------------